Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock(3)	457(c), 457(f)(1)	5,537,112	$11.13(4)	$61,628,056.56	0.00015310	$9,435.26
	Equity	Class A Common Stock(5)	457(c), 457(f)(1), 457(i)	8,225,000	$11.57(6)	$95,139,808.75	0.00015310	$14,565.90
	Equity	Warrants(7)	457(c), 457(f)(1), 457(i)	8,225,000	--(6)	--	--	--

Fees Previously Paid	-	-	-	-		-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-	-	-

	Total Offering Amounts					$156,767,865.31	0.00015310	$24,001.16
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$24,001.16

(1)	All securities being registered will be issued by the registrant, Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”). In connection with the business combination (“Business Combination”) described in the Registration Statement on Form S-4 (the “Registration Statement”) and the proxy statement/prospectus included therein, Coliseum Acquisition Corp., a Cayman Islands exempted company (“Coliseum”), will merge with and into Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), with Merger Sub 1 as the surviving entity of such merger (the “SPAC Merger”), and on the day following the SPAC Merger and as a part of the same overall transaction, Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”) will merge with and into the Rain Enhancement Technologies, Inc., a Massachusetts corporation (“RET”), with RET as the surviving entity of such merger (the “Company Merger”).

(2)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares of Class A common stock, par value $0.0001 per share of Holdco (the “Holdco Class A Common Stock”) consists of (i) up to a maximum of 1,787,112 shares of Holdco Class A Common Stock to be issued in exchange for 1,787,112 Class A ordinary shares that were issued as part of units in connection with Coliseum’s initial public offering (the “IPO”), assuming no redemptions by Coliseum’s public shareholders in connection with the Business Combination, (ii) up to a maximum of 3,143,029 shares of Holdco Class A Common Stock issued in exchange for 3,143,029 Class A ordinary shares initially issued as Class B ordinary shares of Coliseum in a private placement concurrently with the IPO (the “Founder Shares”), following the conversion of all Founder Shares into Class A ordinary shares, after the forfeiture by Coliseum’s sponsors of 606,971 Founder Shares pursuant to certain Extension Non-Redemption Agreements (as defined in the Registration Statement), and (iii) 606,971 shares of Holdco Class A Common Stock to be issued in exchange for 606,971 Class A ordinary shares of Coliseum to be issued to non-redeeming holders pursuant to the terms of the Extension Non-Redemption Agreements. The number of shares of Holdco Class A Common Stock being registered represents the estimated maximum number of shares of Holdco Class A Common Stock to be issued in connection with the SPAC Merger.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of Coliseum on Nasdaq on November 21, 2024 ($11.13 per share) (such date being within five business days of the date that the Registration Statement was initially filed). This calculation has been made in accordance with Rule 457(f)(1) and 457(c) of the Securities Act of 1933, as amended (the “Securities Act”).

(5)	Represents Holdco Class A Common Stock issuable upon exercise of outstanding Coliseum warrants that will be assumed by Holdco as part of the Business Combination, with each such warrant entitling the holder thereof to purchase one share of Holdco Class A Common Stock at a price of $11.50 per share commencing 30 days after completion of the Business Combination described herein (the “Holdco Warrants”).

(6)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average high and low prices of Coliseum’s public warrants on Nasdaq on November 21, 2024 ($0.07 per warrant) (such date being within five business days of the date that the Registration Statement was initially filed) and (ii) the exercise price of $11.50 per warrant, in accordance with Rules 457(c), 457(f)(1), and 457(i) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Holdco Warrants has been allocated to the Holdco Class A Common Stock issuable upon the exercise of the Holdco Warrants and included in the registration fee paid in respect of such shares of Holdco Class A Common Stock.

(7)	Represents the number of Holdco Warrants issuable in exchange for 8,225,000 outstanding warrants to purchase Coliseum Class A ordinary shares in the Business Combination.